UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2018

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12117 Bee Caves Road, Building Three, Suite 100, Austin, TX  78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement.

On March 1, 2018, Vermillion, Inc., a Delaware corporation (“Vermillion”), its wholly-owned subsidiary, ASPiRA LABS, Inc., a Delaware corporation  (together with Vermillion, the “Company”), and Quest Diagnostics Incorporated, a Delaware corporation (“Quest”), entered into an Amendment No. 3  to Testing and Services Agreement (the “Amendment”). The Amendment amends that certain Testing and Services Agreement, dated as of March 11, 2015, as amended as of April 10, 2015 and March 7, 2017 (as so amended, the “TSA”). The purpose of the Amendment was to extend the term of the TSA from March 11, 2018 to March 11, 2019.

In addition, pursuant to the Amendment, the Company has agreed to pay an annual fee of $150,000 for the services of a full-time Quest project manager to provide certain services to resolve issues arising with respect to OVA1 and Overa specimens sourced to Quest’s testing lab through its Patient Service Centers and its In-office Phlebotomists (as each is defined in the TSA).  The fee is payable in four equal quarterly installments.

The foregoing information is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibit No.Description

10.1Amendment No. 3 to Testing and Services Agreement, executed as of March 1, 2018 by and among Vermillion, Inc., ASPiRA LABS, Inc. and Quest Diagnostics Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: March 6, 2018	By:	/s/ Robert Beechey
Robert Beechey
Chief Financial Officer